Exhibit99.1

***FOR IMMEDIATE RELEASE***
For: ZIONS BANCORPORATION	Contact: James Abbott
One South Main, 15th Floor	Tel: (801) 524-4787
Salt Lake City, Utah	January 24, 2011
Harris H. Simmons
Chairman/Chief Executive Officer

ZIONS BANCORPORATION REPORTS 2010 FOURTH QUARTER RESULTS

Risk Reduction Efforts Result in Improved Credit Measures

SALT LAKE CITY, January 24, 2011 – Zions Bancorporation (Nasdaq: ZION) (“Zions” or “the Company”) today reported a fourth quarter net loss applicable to common shareholders of $110.3 million or $0.62 per diluted share, compared to a net loss of $80.5 million or $0.47 per diluted share for the third quarter of 2010. Excluding the noncash effects of the discount amortization on convertible subordinated debt and additional accretion on acquired loans, the net loss was $44.1 million or $0.25 per diluted share for the fourth quarter and $51.2 million or $0.30 per diluted share for the third quarter.

Fourth Quarter 2010 Highlights

•	Classified loans fell 23% compared to the third quarter, after falling 9% from the second quarter.

•	Nonperforming lending-related assets continued to decline, down 20% to $1.83 billion from $2.29 billion in the third quarter.

•
The net interest margin declined to 3.49% from 3.84% in the third quarter, primarily due to the larger amount of subordinated debt conversion this quarter. The core net interest margin increased to 4.07% compared to 4.03% in the third quarter.

•	The Company reduced its credit risk profile, as construction and land development loans decreased $0.6 billion ($2.0 billion from a year ago). Commercial and industrial loans increased modestly.

•	The estimated Tier 1 common to risk-weighted assets ratio improved to 9.08% from 8.66% in the third quarter.

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ZIONS BANCORPORATION
Press Release – Page 2
January 24, 2011

“We are optimistic as we finish 2010 and begin 2011. We are particularly encouraged by the strong effort made during the fourth quarter to resolve more than a billion dollars of classified loans, the vast majority of which experienced favorable resolutions,” said Harris H. Simmons, chairman and chief executive officer. Mr. Simmons continued, “We are also sanguine about the declining rate of new inflows into nonaccrual and classified loan categories; in fact, classified loan inflows have declined more than 70% from the peak quarterly rate. Our higher-risk construction portfolio declined significantly during 2010, while business lending balances showed modest signs of growth in the fourth quarter.” Mr. Simmons concluded, “We are honored to be recognized again by Greenwich Associates as one of the premier banking franchises in the country, and the only bank in the country to achieve “Excellent” status in all middle-market treasury management categories.”

Asset Quality
Classified loans1 decreased 23% to $3.4 billion at December 31, 2010 from $4.4 billion at September 30, 2010, which was down 9% from $4.9 billion at June 30, 2010. Classified loan balances have now declined for three straight quarters and are down cumulatively $1.8 billion from their peak in the first quarter of 2010, a reduction of 34%. Classified loans that are current as to principal and interest were approximately 69-70% of the balance for the last three quarters.

Nonperforming lending-related assets declined 20% to $1,828.3 million at December 31, 2010 from $2,293.1 million at September 30, 2010. Nonaccrual loans declined 21% to $1,528.7 million at December 31, 2010 from $1,936.2 million at September 30, 2010. Nonaccrual loans that are current were approximately 35% of the balance at December 31, 2010. Delinquent loans (accruing loans past due 30-89 days and 90 days or more) declined 22% to $309.4 million at December 31, 2010 from $396.9 million at September 30, 2010. The ratio of nonperforming lending-related assets to net loans and leases and other real estate owned was 4.91% at December 31, 2010 compared to 6.01% at September 30, 2010.

Other real estate owned declined 16.1% to its lowest level in over a year at $299.6 million at December 31, 2010 compared to $356.9 million at September 30, 2010. OREO expense decreased 42.5% to $25.5 million during the fourth quarter of 2010 compared to $44.3 million during the third quarter of 2010.

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ZIONS BANCORPORATION
Press Release – Page 3
January 24, 2011

The provision for loan losses declined to $173.2 million for the fourth quarter of 2010 from $184.7 million for the third quarter of 2010. The allowance for loan losses declined to $1,440.3 million at December 31, 2010 compared to $1,530.0 million at September 30, 2010. As a percentage of net loans and leases, the allowance was 3.92% at December 31, 2010 compared to 4.07% at September 30, 2010. The allowance for credit losses was $1,552.0 million, or 4.22% of net loans and leases at December 31, 2010, compared to $1,627.9 million, or 4.34% at September 30, 2010.

Net loan and lease charge-offs were $250.9 million for the fourth quarter of 2010 compared to $235.7 million for the third quarter of 2010, as the Company successfully resolved a significant portion of classified assets.

Loans
Net loans and leases of $36.7 billion at December 31, 2010 decreased approximately $0.8 billion or 2.1% from $37.5 billion at September 30, 2010. Approximately 80% of the quarterly decrease was in construction and land development loans, furthering the Company’s goal of reducing risk; such loans declined by more than 35% during 2010. The Company experienced net loan growth in commercial lending during the fourth quarter of 2010 for the first time since late 2008.

Certain FDIC-supported loans continue to experience better performance than previous estimates. The expectation of higher-than-expected cash flows from this portfolio results in a higher rate of accretion in loan balances and the recognition of additional interest income. The estimated effect on the financial statements of this higher accretion and the corresponding impact on the FDIC indemnification asset are summarized as follows:

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ZIONS BANCORPORATION
Press Release – Page 4
January 24, 2011

(In thousands)	December 31,	September 30,
	2010	2010
Balance sheet:

Change in assets – increase (decrease):
FDIC-supported loans	$19,006	$18,713
FDIC indemnification asset (included in other assets)	(15,205)	(14,970)

Balance at end of period:
FDIC-supported loans	971,377	1,089,926
FDIC indemnification asset (included in other assets)	195,515	233,631

	Three Months Ended
	December 31,	September 30,
	2010	2010
Statement of income:

Interest income:
Interest and fees on loans	$19,006	$18,713

Noninterest expense:
Other noninterest expense	15,205	14,970
Net increase in pretax income	$3,801	$3,743

Capital Transactions
During the fourth quarter of 2010, the Company increased its Tier 1 capital through common stock equity distribution issuances of 5,580,000 shares for $118.1 million (average price of $21.16). The total issued under the previously announced program during the third and fourth quarters was 9,516,300 shares for $193.5 million (average price of $20.34). Approximately $6.5 million may still be sold under the program. Net of commissions and fees, the fourth quarter issuances added $116.3 million to tangible common equity.

On November 15 and 16, 2010, $151.0 million of convertible subordinated debt was converted into depositary shares each representing a 1/40th interest in a share of the Company’s preferred stock. This conversion added 150,972 shares of Series C and 63 shares of Series A to the Company’s preferred stock. As previously disclosed, accelerated discount amortization on the converted debt increased interest expense by a pretax noncash amount of approximately $73.3 million compared to $27.5 million during the third quarter. Preferred stock dividends increased $4.9 million during the fourth quarter due to the increased number of preferred shares.

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ZIONS BANCORPORATION
Press Release – Page 5
January 24, 2011

The estimated Tier 1 common to risk-weighted assets ratio was 9.08% at December 31, 2010 compared to 8.66% at September 30, 2010.

Deposits
Average total deposits for the fourth quarter of 2010 decreased $0.5 billion or 1.2% to $41.2 billion compared to $41.7 billion for the third quarter of 2010, as the Company continued its efforts to reduce excess funding. Gross loans were 90.1% of total deposits at December 31, 2010, compared to 96.4% at December 31, 2009. Average noninterest-bearing demand deposits for the fourth quarter of 2010 decreased $0.2 billion or 1.3% to $13.6 billion compared to $13.8 billion for the third quarter of 2010.

Net Interest Income
The net interest margin decreased to 3.49% in the fourth quarter of 2010 compared to 3.84% in the third quarter of 2010, primarily due to the accelerated discount amortization when debt holders exercised their options to convert to preferred stock (62 bp, compared to 23 bp in the third quarter). The core net interest margin, adjusted for the amortization on convertible subordinated debt and accretion on acquired loans, was 4.07% in the fourth quarter compared to 4.03% in the third quarter, reflecting continued reduction in deposit pricing. The Company expects to report on or about February 15, 2011 the conversion amount for the first quarter of 2011.

Investment Securities
During the fourth quarter of 2010, the Company recognized credit-related net impairment losses on CDOs of $12.3 million or $0.04 per diluted share, compared to $23.7 million or $0.08 per diluted share during the third quarter of 2010, and $99.3 million or $0.44 per diluted share during the fourth quarter of 2009. The impairment included $5.3 million for bank and insurance trust preferred CDOs in the fourth quarter of 2010, $20.9 million in the third quarter of 2010, and $86.8 million in the fourth quarter of 2009.

CDOs for which the underlying collateral is predominantly bank trust preferred securities comprised $2.1 billion of the $2.6 billion par amount of the bank and insurance CDO portfolio at December 31, 2010. The following table shows the changes in carrying value at December 31, 2010 compared to September 30, 2010 according to original ratings:

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ZIONS BANCORPORATION
Press Release – Page 6
January 24, 2011

(In millions)

	December 31, 2010						% of carrying		Change
Original	Par		Amortized cost		Carrying value		value to par		12/31/10
ratings	Amount	%	Amount	%	Amount	%	12/31/10	9/30/10	vs 9/30/10
AAA	$1,123	52%	$936	55%	$765	72%	68%	69%	-1%
A	948	44%	745	43%	292	27%	31%	31%	0%
BBB	74	4%	34	2%	10	1%	13%	13%	0%
	$2,145	100%	$1,715	100%	$1,067	100%	50%	50%	0%

Noninterest Income and Noninterest Expense
Noninterest income for the fourth quarter of 2010 was relatively stable at $113.2 million compared to $110.2 million for the third quarter of 2010. Noninterest expense for the fourth quarter of 2010 was $443.4 million compared to $456.0 million for the third quarter of 2010. Primary changes in noninterest expense include a $12.7 million increase in the provision for unfunded lending commitments, a decrease in OREO expense of $18.8 million, and the recognition in the third quarter of $11.6 million of structuring costs for the total return swap executed during the third quarter of 2010.

Conference Call
Zions will host a conference call to discuss these fourth quarter results at 5:30 p.m. ET this afternoon (January 24, 2011). Media representatives, analysts and the public are invited to listen to this discussion by calling 1-253-237-1247 and entering the passcode 31760484, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation website at www.zionsbancorporation.com. A replay of the call will be available from approximately 7:30 p.m. ET on Monday, January 24, 2011, until midnight ET on Monday, January 31, 2011, by dialing 1-706-645-9291 and entering the passcode 31760484. The webcast of the conference call will also be archived and available for 30 days.

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ZIONS BANCORPORATION
Press Release – Page 7
January 24, 2011

About Zions Bancorporation
Zions Bancorporation is one of the nation’s premier financial services companies, consisting of a collection of great banks in select high growth markets. Zions operates its banking businesses under local management teams and community identities through approximately 500 offices in ten Western and Southwestern states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah and Washington. The Company is a national leader in Small Business Administration lending and public finance advisory services. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to subsidiary banks can be accessed at www.zionsbancorporation.com.

Forward-Looking Information
Statements in this press release that are based on other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that might cause such differences include, but are not limited to: the Company’s ability to successfully execute its business plans and achieve its objectives; changes in general economic and financial market conditions, either internationally, nationally or locally in areas in which the Company conducts its operations, including changes in securities markets and valuations in structured securities and other assets; changes in governmental policies and programs resulting from general economic and financial market conditions; changes in interest and funding rates; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; increased competitive challenges and expanding product and pricing pressures among financial institutions; legislation or regulatory changes which adversely affect the Company’s operations or business (including the Dodd-Frank Wall Street Reform and Consumer Protection Act); and changes in accounting policies, procedures or determinations as may be required by the Financial Accounting Standards Board or other regulatory agencies.

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ZIONS BANCORPORATION
Press Release – Page 8
January 24, 2011

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Zions Bancorporation’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov).

Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

1
Classified loans referenced in this document are defined by internal Company loan credit ratings and generally have well defined credit weaknesses where the bank may sustain some loss if the deficiencies are not corrected.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 9
FINANCIAL HIGHLIGHTS
(Unaudited)
	Three Months Ended
(In thousands, except per share and ratio data)	December 31,	September 30,	June 30,	March 31,	December 31,
	2010	2010	2010	2010	2009
PER COMMON SHARE
Dividends	$0.01	$0.01	$0.01	$0.01	$0.01
Book value per common share	25.12	26.07	26.63	26.89	27.85
Tangible common equity per common share	19.09	19.81	20.19	19.89	20.35

SELECTED RATIOS
Return on average assets	(0.56)%	(0.36)%	(0.87)%	(0.47)%	(1.37)%
Return on average common equity	(9.51)%	(6.94)%	(12.41)%	(8.30)%	(16.80)%
Net interest margin	3.49%	3.84%	3.58%	4.03%	3.81%

Capital Ratios
Tangible common equity ratio	6.99%	7.03%	6.86%	6.30%	6.12%
Tangible equity ratio	11.10%	10.78%	10.40%	9.36%	9.16%
Average equity to average assets	12.80%	12.40%	11.59%	11.16%	10.76%

Risk-Based Capital Ratios 1:
Tier 1 common to risk-weighted assets	9.08%	8.66%	7.91%	7.14%	6.73%
Tier 1 leverage	12.53%	12.00%	11.80%	10.77%	10.38%
Tier 1 risk-based capital	15.01%	13.97%	12.63%	11.19%	10.53%
Total risk-based capital	17.36%	16.54%	15.25%	13.93%	13.28%

Taxable-equivalent net interest income	$412,001	$457,172	$418,953	$460,981	$462,608

Weighted average common and common-
equivalent shares outstanding	178,097,851	172,864,619	161,810,017	151,073,384	139,858,788

Common shares outstanding	182,783,526	177,202,340	173,331,281	160,300,162	150,425,070

1 Ratios for December 31, 2010 are estimates.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 10
CONSOLIDATED BALANCE SHEETS
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands, except share amounts)	2010	2010	2010	2010	2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$924,126	$1,060,646	$1,068,755	$1,045,391	$1,370,189
Money market investments:
Interest-bearing deposits	4,576,008	4,468,778	4,861,871	3,410,211	652,964
Federal funds sold and security resell agreements	130,305	116,458	103,674	117,548	78,541
Investment securities:
Held-to-maturity, at adjusted cost (approximate fair value
$788,354, $783,362, $802,370, $856,256, and $833,455)	840,642	841,573	852,606	902,902	869,595
Available-for-sale, at fair value	4,205,742	3,295,864	3,416,448	3,437,098	3,655,619
Trading account, at fair value	48,667	42,811	85,707	50,698	23,543
	5,095,051	4,180,248	4,354,761	4,390,698	4,548,757

Loans held for sale	206,286	217,409	189,376	171,892	208,567

Loans:
Loans and leases excluding FDIC-supported loans	35,896,395	36,579,470	36,920,355	37,784,853	38,882,083
FDIC-supported loans	971,377	1,089,926	1,208,362	1,320,737	1,444,594
	36,867,772	37,669,396	38,128,717	39,105,590	40,326,677
Less:
Unearned income and fees, net of related costs	120,341	120,037	125,779	131,555	137,697
Allowance for loan losses	1,440,341	1,529,955	1,563,753	1,581,577	1,531,332
Loans and leases, net of allowance	35,307,090	36,019,404	36,439,185	37,392,458	38,657,648

Other noninterest-bearing investments	858,367	858,402	866,970	909,601	1,099,961
Premises and equipment, net	720,985	719,592	705,372	707,387	710,534
Goodwill	1,015,161	1,015,161	1,015,161	1,015,161	1,015,161
Core deposit and other intangibles	87,898	94,128	100,425	106,839	113,416
Other real estate owned	299,577	356,923	413,336	414,237	389,782
Other assets	1,814,032	1,940,627	2,028,409	2,031,558	2,277,487
	$51,034,886	$51,047,776	$52,147,295	$51,712,981	$51,123,007

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$13,653,929	$13,264,415	$14,071,456	$12,799,002	$12,324,247
Interest-bearing:
Savings and NOW	6,362,138	6,394,964	6,030,986	5,978,536	5,843,573
Money market	15,090,833	15,398,157	15,562,664	16,667,011	16,378,874
Time under $100,000	1,941,211	2,037,318	2,155,366	2,306,101	2,497,395
Time $100,000 and over	2,232,238	2,417,779	2,509,479	2,697,261	3,117,472
Foreign	1,654,651	1,447,507	1,683,925	1,647,898	1,679,028
	40,935,000	40,960,140	42,013,876	42,095,809	41,840,589

Securities sold, not yet purchased	42,548	41,943	81,511	47,890	43,404
Federal funds purchased and security repurchase agreements	722,258	738,551	892,025	953,791	786,015
Other short-term borrowings	166,394	236,507	218,589	178,435	121,273
Long-term debt	1,942,622	1,939,395	1,934,410	2,016,461	2,032,942
Reserve for unfunded lending commitments	111,708	97,899	96,795	96,312	116,445
Other liabilities	467,142	538,750	488,987	467,371	472,082
Total liabilities	44,387,672	44,553,185	45,726,193	45,856,069	45,412,750

Shareholders’ equity:
Preferred stock, without par value, authorized 4,400,000 shares	2,056,672	1,875,463	1,806,877	1,532,323	1,502,784
Common stock, without par value; authorized 350,000,000
shares; issued and outstanding 182,783,526, 177,202,340,
173,331,281, 160,300,162, and 150,425,070 shares	4,163,619	4,070,963	3,964,140	3,517,621	3,318,417
Retained earnings	889,284	1,001,559	1,083,845	1,220,439	1,308,356
Accumulated other comprehensive income (loss)	(461,296)	(452,553)	(433,020)	(428,177)	(436,899)
Controlling interest shareholders’ equity	6,648,279	6,495,432	6,421,842	5,842,206	5,692,658
Noncontrolling interests	(1,065)	(841)	(740)	14,706	17,599
Total shareholders’ equity	6,647,214	6,494,591	6,421,102	5,856,912	5,710,257
	$51,034,886	$51,047,776	$52,147,295	$51,712,981	$51,123,007

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 11
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	December 31,	September 30,	June 30,	March 31,	December 31,
	2010	2010	2010	2010	2009
Interest income:
Interest and fees on loans	$539,452	$550,489	$547,662	$547,636	$577,637
Interest on money market investments	3,419	3,487	2,601	1,439	1,800
Interest on securities:
Held-to-maturity	8,149	6,063	11,300	7,893	3,321
Available-for-sale	22,472	21,353	21,518	22,692	22,876
Trading account	546	542	657	475	492
Total interest income	574,038	581,934	583,738	580,135	606,126

Interest expense:
Interest on deposits	40,915	46,368	52,753	56,076	72,592
Interest on short-term borrowings	2,442	3,566	3,486	3,067	2,714
Interest on long-term debt	123,813	80,125	114,153	65,692	73,931
Total interest expense	167,170	130,059	170,392	124,835	149,237

Net interest income	406,868	451,875	413,346	455,300	456,889
Provision for loan losses	173,242	184,668	228,663	265,565	390,719
Net interest income after provision for loan losses	233,626	267,207	184,683	189,735	66,170

Noninterest income:
Service charges and fees on deposit accounts	46,498	49,733	51,909	51,608	53,475
Other service charges, commissions and fees	41,124	41,780	43,395	39,042	38,794
Trust and wealth management income	6,512	6,310	7,021	7,609	5,825
Capital markets and foreign exchange	10,309	8,055	10,733	8,539	8,692
Dividends and other investment income	7,621	8,874	8,879	7,700	12,942
Loan sales and servicing income	8,943	8,390	5,617	6,432	7,011
Fair value and nonhedge derivative income (loss)	292	(16,755)	(1,552)	2,188	31,367
Equity securities losses, net	(246)	(1,082)	(1,500)	(3,165)	(2,164)
Fixed income securities gains (losses), net	841	8,428	530	1,256	(7,385)
Impairment losses on investment securities:
Impairment losses on investment securities	(15,243)	(73,082)	(19,557)	(48,570)	(134,357)
Noncredit-related losses on securities not expected to
be sold (recognized in other comprehensive income)	2,923	49,370	1,497	17,307	35,051
Net impairment losses on investment securities	(12,320)	(23,712)	(18,060)	(31,263)	(99,306)
Gain on subordinated debt modification	-	-	-	-	15,220
Gain on subordinated debt exchange	-	-	-	14,471	-
Acquisition related gains	-	-	-	-	56
Other	3,665	20,179	2,441	3,193	1,360
Total noninterest income	113,239	110,200	109,413	107,610	65,887

Noninterest expense:
Salaries and employee benefits	207,288	207,947	205,776	204,333	206,823
Occupancy, net	27,957	29,292	27,822	28,488	28,667
Furniture and equipment	24,771	25,591	25,703	24,996	24,689
Other real estate expense	25,467	44,256	42,444	32,648	38,290
Credit related expense	19,284	17,438	17,658	16,825	16,347
Provision for unfunded lending commitments	13,809	1,104	483	(20,133)	19,220
Legal and professional services	11,372	9,305	8,887	9,976	10,081
Advertising	7,099	5,575	5,772	6,374	5,738
FDIC premiums	25,636	25,706	26,438	24,210	24,197
Amortization of core deposit and other intangibles	6,230	6,296	6,414	6,577	10,135
Other	74,443	83,534	62,958	54,832	56,942
Total noninterest expense	443,356	456,044	430,355	389,126	441,129

Impairment loss on goodwill	-	-	-	-	2,224

Income (loss) before income taxes	(96,491)	(78,637)	(136,259)	(91,781)	(311,296)
Income taxes (benefit)	(24,097)	(31,180)	(22,898)	(28,644)	(125,809)
Net income (loss)	(72,394)	(47,457)	(113,361)	(63,137)	(185,487)
Net income (loss) applicable to noncontrolling interests	(194)	(132)	(368)	(2,927)	(1,423)
Net income (loss) applicable to controlling interest	(72,200)	(47,325)	(112,993)	(60,210)	(184,064)
Preferred stock dividends	(38,087)	(33,144)	(25,342)	(26,311)	(24,633)
Preferred stock redemption	-	-	3,107	-	32,215
Net earnings (loss) applicable to common shareholders	$(110,287)	$(80,469)	$(135,228)	$(86,521)	$(176,482)

Weighted average common shares outstanding during the period:
Basic shares	178,098	172,865	161,810	151,073	139,859
Diluted shares	178,098	172,865	161,810	151,073	139,859

Net earnings (loss) per common share:
Basic	$(0.62)	$(0.47)	$(0.84)	$(0.57)	$(1.26)
Diluted	(0.62)	(0.47)	(0.84)	(0.57)	(1.26)

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 12

Loan Balances By Portfolio Type
(Unaudited)

(In millions)	December 31,	September 30,	June 30,	March 31,	December 31,
	2010	2010	2010	2010	2009
Commercial lending:
Commercial and industrial	$9,607	$9,486	$9,471	$9,601	$9,987
Leasing	410	402	442	442	466
Owner occupied	8,217	8,345	8,334	8,457	8,752
Total commercial lending	18,234	18,233	18,247	18,500	19,205

Commercial real estate:
Construction and land development	3,567	4,206	4,484	5,060	5,552
Term	7,582	7,550	7,567	7,524	7,255
Total commercial real estate	11,149	11,756	12,051	12,584	12,807

Consumer:
Home equity credit line	2,142	2,157	2,139	2,121	2,135
1-4 family residential	3,499	3,509	3,549	3,584	3,642
Construction and other consumer real estate	343	366	379	403	459
Bankcard and other revolving plans	297	287	285	314	341
Other	233	271	271	279	293
Total consumer	6,514	6,590	6,623	6,701	6,870

FDIC-supported loans 1	971	1,090	1,208	1,321	1,445
Total loans	$36,868	$37,669	$38,129	$39,106	$40,327

1 FDIC-supported loans represent loans acquired from the FDIC subject to loss sharing agreements.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 13

Nonperforming Lending-Related Assets
(Unaudited)

(In thousands)	December 31,	September 30,	June 30,	March 31,	December 31,
	2010	2010	2010	2010	2009

Nonaccrual loans	$1,492,869	$1,809,570	$1,962,313	$2,087,203	$2,023,503
Other real estate owned	259,614	304,498	364,954	366,798	335,652
Nonperforming lending-related assets, excluding
FDIC-supported assets	1,752,483	2,114,068	2,327,267	2,454,001	2,359,155

FDIC-supported nonaccrual loans	35,837	126,634	171,764	283,999	355,911
FDIC-supported other real estate owned	39,963	52,425	48,382	47,439	54,130
FDIC-supported nonperforming assets	75,800	179,059	220,146	331,438	410,041
Total nonperforming assets	$1,828,283	$2,293,127	$2,547,413	$2,785,439	$2,769,196

Ratio of nonperforming lending-related assets to net loans
and leases 1 and other real estate owned	4.91%	6.01%	6.60%	7.04%	6.79%

Accruing loans past due 90 days or more, excluding
FDIC-supported loans	$23,218	$74,829	$131,773	$60,009	$107,040
FDIC-supported loans past due 90 days or more	6,989	9,689	5,483	22,275	56,260
Ratio of accruing loans past due 90 days or more to
net loans and leases 1	0.08%	0.22%	0.36%	0.21%	0.40%

Nonaccrual loans and accruing loans past due 90 days or more	$1,558,913	$2,020,722	$2,271,333	$2,453,486	$2,542,714
Ratio of nonaccrual loans and accruing loans past due
90 days or more to net loans and leases 1	4.22%	5.35%	5.95%	6.27%	6.29%

Accruing loans past due 30-89 days, excluding
FDIC-supported loans	$262,714	$303,472	$317,666	$462,409	$428,290
FDIC-supported loans past due 30-89 days	16,478	8,919	27,180	55,919	27,485

Restructured loans included in nonaccrual loans	$367,135	$354,434	$339,113	$340,165	$298,820
Restructured loans on accrual	387,357	334,416	288,388	211,486	204,233

1 Includes loans held for sale.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 14

Allowance for Credit Losses
(Unaudited)

	Three Months Ended
(In thousands)	December 31,	September 30,	June 30,	March 31,	December 31,
	2010	2010	2010	2010	2009
Allowance for Loan Losses
Balance at beginning of period	$1,529,955	$1,563,753	$1,581,577	$1,531,332	$1,432,715
Add:
Provision for losses	173,242	184,668	228,663	265,565	390,719
Change in allowance covered by FDIC indemnification	(11,930)	17,190	8,748	11,770	-
Deduct:
Gross loan and lease charge-offs	(282,803)	(263,673)	(279,025)	(248,312)	(355,601)
Net charge-offs recoverable from FDIC	5,884	5,674	629	1,859	2,303
Recoveries	25,993	22,343	23,161	19,363	61,196
Net loan and lease charge-offs	(250,926)	(235,656)	(255,235)	(227,090)	(292,102)
Balance at end of period	$1,440,341	$1,529,955	$1,563,753	$1,581,577	$1,531,332

Ratio of allowance for loan losses to net loans and
leases, at period end	3.92%	4.07%	4.11%	4.06%	3.81%

Ratio of allowance for loan losses to nonperforming
loans, at period end	94.22%	79.02%	73.28%	66.70%	64.36%

Annualized ratio of net loan and lease charge-offs to
average loans	2.71%	2.50%	2.64%	2.29%	2.87%

Reserve for Unfunded Lending Commitments
Balance at beginning of period	$97,899	$96,795	$96,312	$116,445	$97,225
Provision charged (credited) to earnings	13,809	1,104	483	(20,133)	19,220
Balance at end of period	$111,708	$97,899	$96,795	$96,312	$116,445

Total Allowance for Credit Losses
Allowance for loan losses	$1,440,341	$1,529,955	$1,563,753	$1,581,577	$1,531,332
Reserve for unfunded lending commitments	111,708	97,899	96,795	96,312	116,445
Total allowance for credit losses	$1,552,049	$1,627,854	$1,660,548	$1,677,889	$1,647,777

Ratio of total allowance for credit losses
to net loans and leases outstanding, at period end	4.22%	4.34%	4.37%	4.31%	4.10%

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 15

Nonaccrual Loans By Portfolio Type
(Excluding FDIC-Supported Loans)
(Unaudited)

(In millions)	December 31,	September 30,	June 30,	March 31,	December 31,
	2010	2010	2010	2010	2009
Commercial lending:
Commercial and industrial	$226	$284	$318	$320	$319
Leasing	1	2	8	8	11
Owner occupied	342	414	438	460	474
Total commercial lending	569	700	764	788	804

Commercial real estate:
Construction and land development	494	660	744	803	825
Term	264	263	281	324	228
Total commercial real estate	758	923	1,025	1,127	1,053

Consumer:
Home equity credit line	14	16	13	14	11
1-4 family residential	125	145	136	127	113
Construction and other consumer real estate	24	22	20	28	38
Bankcard and other revolving plans	1	1	1	-	1
Other	2	3	3	3	3
Total consumer	166	187	173	172	166
Total nonaccrual loans	$1,493	$1,810	$1,962	$2,087	$2,023

Net Charge-Offs By Portfolio Type

(In millions)	December 31,	September 30,	June 30,	March 31,	December 31,
	2010	2010	2010	2010	2009
Commercial lending:
Commercial and industrial	$55	$72	$52	$49	$36
Leasing	3	3	-	2	2
Owner occupied	43	32	35	36	27
Total commercial lending	101	107	87	87	65

Commercial real estate:
Construction and land development	81	71	99	86	139
Term	44	31	39	23	56
Total commercial real estate	125	102	138	109	195

Consumer:
Home equity credit line	9	6	7	7	4
1-4 family residential	14	15	14	15	14
Construction and other consumer real estate	2	7	6	5	10
Bankcard and other revolving plans	3	2	2	3	2
Other	3	3	2	3	4
Total consumer loans	31	33	31	33	34

Charge-offs recoverable from FDIC	(6)	(6)	(1)	(2)	(2)
Total net charge-offs	$251	$236	$255	$227	$292

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 16
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)
	Three Months Ended		Three Months Ended		Three Months Ended
	December 31, 2010		September 30, 2010		June 30, 2010
(In thousands)	Average	Average	Average	Average	Average	Average
	balance	rate	balance	rate	balance	rate
ASSETS
Money market investments	$5,022,668	0.27%	$5,192,847	0.27%	$3,853,275	0.27%
Securities:
Held-to-maturity	832,125	5.06%	843,268	4.14%	888,466	6.36%
Available-for-sale	3,639,181	2.53%	3,282,056	2.68%	3,364,126	2.67%
Trading account	60,898	3.56%	59,216	3.63%	72,322	3.64%
Total securities	4,532,204	3.01%	4,184,540	2.99%	4,324,914	3.45%

Loans held for sale	212,822	4.49%	188,794	4.67%	166,612	4.66%

Loans:
Net loans and leases excluding FDIC-supported loans 1	36,046,889	5.56%	36,525,416	5.60%	37,345,580	5.60%
FDIC-supported loans	1,033,999	13.08%	1,149,976	11.93%	1,265,319	8.41%
Total loans and leases	37,080,888	5.77%	37,675,392	5.79%	38,610,899	5.69%
Total interest-earning assets	46,848,582	4.90%	47,241,573	4.93%	46,955,700	5.03%
Cash and due from banks	1,071,389		1,063,000		1,444,343
Allowance for loan losses	(1,504,034)		(1,556,558)		(1,594,814)
Goodwill	1,015,161		1,015,161		1,015,161
Core deposit and other intangibles	91,338		97,741		104,083
Other assets	3,784,589		3,917,955		3,945,496
Total assets	$51,307,025		$51,778,872		$51,869,969

LIABILITIES
Interest-bearing deposits:
Savings and NOW	$6,488,349	0.31%	$6,186,704	0.32%	$6,026,526	0.35%
Money market	15,229,655	0.55%	15,584,312	0.63%	16,292,870	0.71%
Time under $100,000	2,001,693	1.13%	2,103,818	1.25%	2,247,255	1.36%
Time $100,000 and over	2,316,452	1.15%	2,462,904	1.21%	2,590,056	1.30%
Foreign	1,526,859	0.61%	1,563,090	0.60%	1,754,944	0.60%
Total interest-bearing deposits	27,563,008	0.59%	27,900,828	0.66%	28,911,651	0.73%
Borrowed funds:
Securities sold, not yet purchased	28,785	4.45%	38,789	4.33%	41,473	4.94%
Federal funds purchased and security
repurchase agreements	800,891	0.14%	873,954	0.14%	871,441	0.14%
Other short-term borrowings	186,500	3.92%	210,235	5.34%	205,373	5.20%
Long-term debt	1,952,428	25.16%	1,945,775	16.34%	1,978,693	23.14%
Total borrowed funds	2,968,604	16.87%	3,068,753	10.82%	3,096,980	15.24%
Total interest-bearing liabilities	30,531,612	2.17%	30,969,581	1.67%	32,008,631	2.14%
Noninterest-bearing deposits	13,607,309		13,786,784		13,318,836
Other liabilities	601,253		601,439		530,457
Total liabilities	44,740,174		45,357,804		45,857,924
Shareholders’ equity:
Preferred equity	1,966,098		1,819,889		1,624,856
Common equity	4,601,598		4,601,920		4,371,255
Controlling interest shareholders’ equity	6,567,696		6,421,809		5,996,111
Noncontrolling interests	(845)		(741)		15,934
Total shareholders’ equity	6,566,851		6,421,068		6,012,045
Total liabilities and shareholders’ equity	$51,307,025		$51,778,872		$51,869,969

Spread on average interest-bearing funds		2.73%		3.26%		2.89%
Net yield on interest-earning assets		3.49%		3.84%		3.58%

(1) Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 17

GAAP to Non-GAAP Reconciliation
(Unaudited)
		Three Months Ended
		December 31, 2010		September 30, 2010
			Diluted		Diluted
		Amount	EPS	Amount	EPS
1.	Net Loss Excluding the Effects of the Discount Amortization on Convertible
	Subordinated Debt and Additional Accretion on Acquired Loans

	Net earnings (loss) applicable to common shareholders (GAAP)	$(110,287)	$(0.62)	$(80,469)	$(0.47)
	Addback for the impact of:
	Discount amortization on convertible subordinated debt	8,499	0.05	9,084	0.05
	Accelerated discount amortization on convertible subordinated debt	59,887	0.33	22,322	0.13
	Additional accretion of interest income on acquired loans, net of expense	(2,203)	(0.01)	(2,169)	(0.01)
	Net earnings (loss) excluding the effects of the discount amortization on convertible
	subordinated debt and additional accretion on acquired loans (non-GAAP)	$(44,104)	$(0.25)	$(51,232)	$(0.30)

		Three Months Ended
		December 31, 2010		September 30, 2010
2.	Core Net Interest Margin

	Net interest margin as reported (GAAP)	3.49%		3.84%
	Addback for the impact on net interest margin of:
	Discount amortization on convertible subordinated debt	0.12%		0.12%
	Accelerated discount amortization on convertible subordinated debt	0.62%		0.23%
	Additional accretion of interest income on acquired loans	-0.16%		-0.16%
	Core net interest margin (non-GAAP)	4.07%		4.03%

This Press Release presents the “net loss excluding the effects of the discount amortization on convertible subordinated debt and additional accretion on acquired loans” and the “core net interest margin,” both of which exclude the effects of the (1) discount amortization on convertible subordinated debt; (2) accelerated discount amortization on convertible subordinated debt; and (3) additional accretion of interest income on acquired loans based on increased projected cash flows, (hereinafter collectively referred to as the “amortization and accretion adjustments”). These amortization and accretion adjustments are included in financial results presented in accordance with generally accepted accounting principles (“GAAP”). Management considers these amortization and accretion adjustments to be relevant to ongoing operating results.

The Company believes the exclusion of these amortization and accretion adjustments to present results of operations provides a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. As a non-GAAP financial measure, the exclusion of these amortization and accretion adjustments by management and the Board of Directors facilitates the ability to assess the performance of the Company’s business for the following purposes:

      • Evaluation of bank reporting segment performance
      • Presentations of Company performance to investors

The Company believes that presenting results of operations excluding these amortization and accretion adjustments will permit investors to assess the performance of the Company on the same basis as that applied by management and the Board of Directors.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as an analytical tool, and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

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